EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 333-143179) pertaining to the 2007 Omnibus Incentive Plan and the 2006 Equity Incentive Plan of U.S. Auto Parts Network, Inc.,

(2)	Registration Statement (Form S-8 333-149973) pertaining to 2007 New Employee Incentive Plan and the 2007 Omnibus Incentive Plan of U.S. Auto Parts Network, Inc.,

(3)	Registration Statement (Form S-8 333-158224) pertaining to the 2007 Omnibus Incentive Plan of U.S. Auto Parts Network, Inc.,

(4)	Registration Statement (Form S-3/A 333-163811) pertaining to the Prospectus of U.S. Auto Parts Network, Inc. for the registration of 2,500,000 shares of its common stock, and

(5)	Registration Statement (Form S-3/A 333-173856) pertaining to the Prospectus of U.S. Auto Parts Network, Inc. for the registration of up to $200,000,000 of its common stock.

of our report dated March 12, 2010, with respect to the consolidated statements of operations, stockholders’ equity and cash flows of U.S. Auto Parts Network, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Los Angeles, California

March 26, 2012